As filed with the Securities and Exchange Commission on ________, 2002
                                                      Registration No. 333______

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                               CRESCENT MOON, INC.
             (Exact name of Registrant as specified in its charter)


                 (Formerly known as Cherokee Investments, Inc.)

           Wyoming                           4953                  86-0970157
           -------                           ----                  ----------
State or other jurisdiction of (Primary Standard Industrial      (IRS Employer
incorporation or organization)   Classification Number)   Identification Number)

                                2557 Cannan Road
                           Bloomfield, New York 14469
                                 (716) 657-1010
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 ---------------

                                Robert P. Denome
                      Rochester Portable Specialties, Inc.
                                2557 Cannan Road
                           Bloomfield, New York 14469
                                 (716) 657-1010
       (Name, address, including zip code, and telephone number, including area code, of agent for service of service)
                                 ---------------

                                 With copies to:
                             Kevin M. Sherlock, Esq.
                             2609 E. Broadway Blvd.
                           Tucson, Arizona 85716-5305
                                 (520) 906-3567
                               (520) 745-1992 fax

Approximate  date of  commencement of proposed sale of the securities to public:
From time to time after the Registration Statement becomes effective as determined by market conditions and the needs of the Selling Shareholders. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/ ---------------

                         CALCULATION OF REGISTRATION FEE
------------------------------------- ------------------ --------------------- ---------------------------- ------------------
 Title of Each Class of Security to     Amount to be       Proposed Maximum    Proposed Maximum Aggregate       Amount of
           be Registered                 Registered         Offering Price           Offering Price         Registration Fee
------------------------------------- ------------------ --------------------- ---------------------------- ------------------
Common Stock, $.001 par value          250,000 shares            $.25                    $62,500                  $100
------------------------------------- ------------------ --------------------- ---------------------------- ------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the "Securities Act") or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               CRESCENT MOON, INC.

                         250,000 Shares of Common Stock

     This prospectus is part of a registration statement that covers 250,000 shares of our common stock currently owned by the selling shareholders (the "selling shareholders"). The shares of the selling shareholders were acquired as follows: (i) 225,000 of the 250,000 shares issued to our original shareholders and (ii) 25,000 of the 1,200,000 shares issued to the shareholder of Rochester Portable Specialties, Inc., a New York company doing business as Crescent Moon (New York), in connection with our acquisition of Rochester Portable
Specialties. These shares may be offered or sold from time to time by the selling shareholders.

         We will not receive any proceeds from the sale of shares by the selling shareholders.

     Our common stock is not currently listed or quoted on any quotation medium. There can be no assurance that our common stock will ever be quoted on any quotation medium or that any trading market for our common stock will ever develop.

     Unless the context otherwise requires "we," "our," "us," or the "Company," refers to Crescent Moon, Inc., a Wyoming corporation. Our wholly owned subsidiary is Rochester Portable Specialties, Inc., a New York corporation. Our principal executive offices are located at 2557 Cannan Road, Bloomfield, New York 14469, and our telephone number is (716) 657-1010.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.




         SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF ALL MATERIAL
          RISKS RELATED TO AN INVESTMENT IN OUR COMMON STOCK.













                  The date of this prospectus is ________, 2002

                                Table of Contents

                                                                                                              Page
PROSPECTUS SUMMARY...............................................................................................2

RISK FACTORS AND INVESTMENT CONSIDERATIONS.......................................................................4

USE OF PROCEEDS..................................................................................................6

DETERMINATION OF OFFERING PRICE..................................................................................6

SELLING SHAREHOLDERS.............................................................................................6

PLAN OF DISTRIBUTION.............................................................................................8

LEGAL PROCEEDINGS...............................................................................................10

MANAGEMENT......................................................................................................10

DESCRIPTION OF SECURITIES.......................................................................................11

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................................................................12

BUSINESS........................................................................................................13

SELECTED COMBINED FINANCIAL DATA................................................................................14

MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS..................................................17

DESCRIPTION OF PROPERTY.........................................................................................19

MARKET FOR THE SHARES AND RELATED STOCKHOLDER MATTERS...........................................................19

LEGAL MATTERS...................................................................................................20

EXPERTS.........................................................................................................20

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information and financial statements appearing elsewhere in and incorporated by reference into this Prospectus. The shares offered hereby are speculative and involve a high degree of risk. Each prospective investor should carefully review the entire Prospectus, the financial statements and all exhibits and documents referred to therein. See "Risk Factors."

                           Cherokee Investments, Inc.

     We were organized under the laws of the state of Wyoming on May 28, 1996 under the name Cherokee Investments, Inc. On May 6, 2002 we entered into a acquisition agreement with Rochester Portable Specialties, Inc. of New York to acquire Rochester Portable Specialties and its assets and liabilities as a wholly owned subsidiary. Rochester Portable Specialties does business under the trade name Crescent Moon. Our shareholders approved the acquisition and we completed the acquisition on June 3, 2002. Rochester Portable Specialties was originally incorporated on March 2, 1995 in the state of New York. As a result of the acquisition, we issued 1,200,0000 shares of our common stock to the shareholder of Rochester Portable Specialties. Effective July 22, 2002, we changed our name to Crescent Moon, Inc. pursuant to the closing of the acquisition of Rochester Portable Specialties.

     Our common stock is not listed on any recognized exchange or quoted on any quotation medium. There are no plans, proposals, arrangements or understandings with any persons concerning the development of a trading market in our common stock.

     Our  principal   executive   offices  are  located  at  2557  Cannan  Road,
Bloomfield, New York 14469, and our telephone number is (716) 657-1010.

Summary of Our Business

     Prior to the acquisition we had no assets or business operations. We are now engaged in the business of providing temporary restroom rentals and service, and event management for outdoor events in the Rochester/Western New York area.

                             Summary of the Offering

Securities Offered.....................................   250,000 shares of common stock
Capital Stock Outstanding

     Common Stock outstanding prior to and after
     Offering..........................................   1,450,000 shares (1)

Use of Proceeds........................................   We will not  receive  any  proceeds  from the  sale of the  shares  by the
                                                          Selling Shareholders.  See "Use of Proceeds."

Plan of Distribution...................................   The shares  offered  hereby  may be sold from time to time by the  Selling
                                                          Shareholders  The shares  offered  hereby may be sold from time to time by the Selling  Shareholders  at a rate of $0.25 per share until such time as the  shares  are  quoted on the OTC  Bulletin  Board or any  other  public market.  Then  these  shares  may be  offered  from time to time in one or more  transactions  on the OTC  Bulletin  Board or any  public  market  on which the our  common  stock  trades at market  prices  prevailing  at the time of the sale, at prices related to such prevailing  market prices,  or at negotiated prices.

                                                          We  are  paying  all of  the  expenses  in  connection  with  the
                `                                         preparation  of  this  Prospectus  and the  related  Registration
                                                          Statement,  estimated at $32,600. See "Selling  Shareholders" and
                                                          "Plan of Distribution."

Risk Factors...........................................   An  investment  in our common  stock  involves a high degree of risk.  See
                                                          "Risk Factors and Investment Considerations."

--------------------

(1) Indicates shares of common stock outstanding as of the date of this Prospectus.

                             Summary Financial Data

         The following table summarizes certain of our selected financial data and is qualified in its entirety by the more detailed financial statements contained elsewhere in this Prospectus. The summary financial information contained in the following table is derived from and should be read in conjunction with our audited and unaudited financial statements anf the notes thereto appearing elsewhere in this Prospectus. The pro forma consolidated statement of operations data and the pro forma consolidated balance sheet data give effect to the acquisition of Rochester Portable Specialties. The pro forma consolidated statement of operations data give effect to such events as if they had occurred as of the first day of the periods presented and the pro forma consolidated balance sheet data are presented as if such events had occurred on the balance sheet date. See "Business" and our Consolidated Financial Statements.

                                                Rochester Portable Specialties, Inc.
                                                (in thousands, except per share date)
                                  ------------------------------------------------------------------
                                              Year Ended                 Three Months Ended
                                             February 28                        May 31
                                  --------------------------------  --------------------------------
                                        2001             2002            2001              2002
                                  ---------------  ---------------  ---------------  ---------------
                                                     (Unaudited)      (Unaudited)      (Unaudited)
Statement of                                             Pro                              Pro
Operation Data:                        Actual          Forma(1)         Actual          Forma(2)
---------------                   ---------------  ---------------  ---------------  -------------
Net sales                         $           216  $           285  $            52  $          37
Operating expenses                            233              287              168             53
Other income (expense)                         16               (1)              69            (48)
Income taxes                                    -                -                -             (1)
Net Income (loss) attributable
  to common stockholders                       (1)              (3)             (47)           (65)
Basic & Diluted
  (loss) per share                $        (12.40) $             -  $      (1870.44) $       (0.04)
Weighted average number of
  shares outstanding


                                   (in thousands)
                                    (Unaudited)
                                  ---------------
                                    May 31,2002
Balance Sheet Data:                 Pro Forma(1)
----------------------------      ---------------

Working capital                   $          (129)
Total assets                                  106
Short-term debt                               124
Long-term debt                                 44
Total stockholders' equity        $           106

--------------------

         (1) The pro forma figures for the year ended February 28, 2002 include the operating results of Rochester Portable Specialties for its fiscal year ended February 28, 2002 and our operating results for the twelve months ended February 28, 2002.

         (2) The pro forma figures for the three months ended May 31, 2002 include the operating results of Rochester Portable Specialties for its fiscal quarter ended May 31, 2002 and our operating results for the three months ended May 31, 2002.

                   RISK FACTORS AND INVESTMENT CONSIDERATIONS

         Investment in our common stock involves a number of risks. The following material factors should be carefully considered by anyone purchasing shares of our common stock. Any of the following risks would adversely effect our business, financial condition and results of operation.

Governmental action and regulation of waste collection, transportation and disposal may impose significant burdens on our business.

         There are business risks and potentially substantial cost exposures associated with waste collection, transportation and disposal. These risk factors include: (i) governmental actions at all levels that may seek to restrict the interstate movement of waste for disposal or which seek to limit the types of waste that can be disposed of in certain facilities, which can result in declining volumes of waste available for disposal at some facilities,
(ii) regulations possibly requiring demonstration of financial responsibility and conformance to prescribed or changing standards and methods of operation, and (iii) judicial and administrative proceedings regarding alleged possible adverse environmental and health effects of treatment and disposal facilities.

Management will control approximately 83% of our common stock, and this person may have conflicts of interest.

         Robert P. Denome owns approximately 83% of the outstanding common stock following the combination between Cherokee Investments and Rochester Portable Specialties doing business as Crescent Moon. Accordingly, Mr. Denome is able to exert considerable influence over any stockholder vote, including any vote on the election or removal of directors and any merger, consolidation or sale of all or substantially all of our assets, and control our management and affairs. Such control could discourage others from initiating potential merger, takeover or other change in control transactions.

There is no market for our shares and you may not be able to sell them.

         There has been no trading market for our common stock. Although we intend to apply to list our common stock on the OTC Bulletin Board, there can be no assurance that our application will be granted and there can be no assurance that an active market will develop for our common stock. Therefore, it may be difficult to sell your shares if you should desire or need to sell.

         If we do become listed on the OTC Bulletin Board, we do not know how our common stock will trade. The market price of our common stock may fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

         o the potential absence of securities analysts covering us and distributing research and recommendations about us;

         o the liquidity of our common stock will be low because only 250,000 shares will be in the hands of non-affiliates;

         o changes in earnings estimates by securities analysts or our ability to meet those estimates;

         o the operating results and stock price performance of other comparable companies;

         o        overall stock market fluctuations; and

         o economic conditions generally and in the mortgage industry in particular. Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

Our common stock will likely be considered a penny stocks, whose purchase can be risky.

         In the event that a public trading market develops for our shares, they may be classified as a "penny stock" depending upon their market price and the manner in which they are traded. Section 3(a)(51) of the Securities Exchange Act of 1934 defines a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share and is not admitted for quotation and does not trade on the Nasdaq Stock Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotations and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements. Prices for penny stocks are often not available and investors are often unable to sell such stock. Thus an investor may lose his entire investment in a penny stock and consequently should be cautious of any purchase of penny stocks.


         Our officer and director owns 1,200,000 shares of our common stock. Those 1,200,000 shares of common stock held by our officer and director are be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act, and may be sold only in compliance with Rule 144, pursuant to registration under the Securities Act or pursuant to an exemption from such registration. Generally, under Rule 144, each person holding restricted securities for a period of one year may, every three months, sell in ordinary brokerage transactions or to market makers an amount of shares up to (and including) the greater of 1% of a company's then outstanding Common Stock or the average weekly trading volume for the four weeks prior to the proposed sale. None of such restricted securities were eligible for sale under Rule 144 as of September 1, 2002. Sales of substantial amounts of common stock by our shareholders under Rule 144 or otherwise, or even the potential for such sales, could have a depressive effect on the market price of the shares of our common stock and could impair our ability to raise capital through the sale of our equity securities.

Lack of Dividends


         Holders of common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the near term. We intend to retain future earnings, if any, to provide funds for operations of our business. Investors who anticipate the need for dividends from investments should refrain from purchasing the common stock offered by this Prospectus.


                                 USE OF PROCEEDS

         We will not receive any proceeds from this offering. All proceeds from the sale of the shares sold under this Prospectus will go to the Selling Shareholders.


                         DETERMINATION OF OFFERING PRICE

         This Prospectus may be used from time to time by the Selling Shareholders who offer the common stock registered under the Registration Statement of which this Prospectus is a part. The common stock offered by the Selling Shareholders will be offered from time to time at a fixed rate of $0.25 per share until such time as the common stock is listed for quotation, and then from time to time in transactions (which may include block transactions) on the OTC Bulletin Board or other public market at the then prevailing prices.


                              SELLING SHAREHOLDERS

         The following table provides certain information with respect to the common stock owned by the selling shareholders who are entitled to use this prospectus. The information in the table is as of the date of this prospectus. Except as described below, no selling shareholder has had a material relationship with us within the past three years other than as a result of the ownership of common stock.

                                                                   Shares Available          Percent Owned Before
                                                                    for Sale Under            Completion of the
Name and Address of Selling Shareholder      Shares Owned(1)        this Prospectus              Offering (1)
-----------------------------------------    -----------------    --------------------     -------------------------
Robert P. Denome  (2)                           1,200,000               25,000                        83
2557 Cannan Road
Bloomfield, NY 14469

Daniel L. Hodges  (3)                             50,000                25,000                       3.4
1815 N. Placita Buendia
Tucson, AZ  85749

David Adams                                       8,000                  8,000                        *
6556 E. Calle Herculo
Tucson, AZ  85711

Frank Anjakos                                     8,000                  8,000                        *
1971 N. Lindenwood Dr.
Tucson, AZ  85712

                                                                   Shares Available          Percent Owned Before
                                                                    for Sale Under            Completion of the
Name and Address of Selling Shareholder      Shares Owned(1)        this Prospectus              Offering (1)
-----------------------------------------    -----------------    --------------------     -------------------------
Gerald Bowlin                                     8,000                  8,000                        *
1 East River Road, #720
Tucson, AZ  85704

Robert C. Daly                                    8,000                  8,000                        *
6250 Kelly Lynn Ct.
Waxhaw, NC  28173

Brian Delfs                                       8,000                  8,000                        *
5162 E. Citrus St.
Tucson, AZ  85712

James Delfs                                       8,000                  8,000                        *
3730 N. Tucson Blvd.
Tucson, AZ  85716

Eric Evans                                        8,000                  8,000                        *
305 N. Hidalgo
Alhambra, CA  91801

Andrew Gerrish                                    8,000                  8,000                        *
2231 N. Norris
Tucson, AZ  85719

Audra Guthery                                     8,000                  8,000                        *
4810 E. Seneca
Tucson, Az  85712

David Hack                                        8,000                  8,000                        *
232 W. Smoot Dr.
Tucson, AZ  85705

Matthew Hodges                                    8,000                  8,000                        *
1529 N. Desmond
Tucson, AZ  85712

Scott Krause                                      8,000                  8,000                        *
9160 E. Walnut Tree Dr.
Tucson, AZ  85749

Michael McKendrick                                8,000                  8,000                        *
3015 N. Wentworth Rd.
Tucson, AZ  85749

John R. Ogden                                     8,000                  8,000                        *
5765 N. Paseo Otono
Tucson, AZ  85715

Ron Olson                                         8,000                  8,000                        *
9969 E. Paseo San Ardo
Tucson, AZ  85747

Mark Polifka                                      8,000                  8,000                        *
1132 Mohawk
Topanga, CA  90290

Michael Rhyner                                    8,000                  8,000                        *
9737 E. Mount Pleasant
Tucson, AZ  85749

Monica Romero                                     8,000                  8,000                        *
2528 W. Criswell Ct.
Tucson, AZ  85745

Melissa Saucedo                                   8,000                  8,000                        *
7019 W. Avondale
Tucson, AZ  85743

                                                                   Shares Available          Percent Owned Before
                                                                    for Sale Under            Completion of the
Name and Address of Selling Shareholder      Shares Owned(1)        this Prospectus              Offering (1)
-----------------------------------------    -----------------    --------------------     -------------------------
Howard Smith                                      8,000                  8,000                        *
4050 N. Hiddencove Pl.
Tucson, AZ  85749

John Sylvester                                    8,000                  8,000                        *
10222 E. Sylvester Rd.
Hereford, AZ  85615

Roger Tamietti                                    8,000                  8,000                        *
HC 70 Box 4254
Sahuarita, AZ  85629

Raymond Willey                                    8,000                  8,000                        *
1192 Joseph Ct.
Ripton, CA  95366

Jennifer Worden                                   8,000                  8,000                        *
9055 E. Catlina Hwy, No. 5206
Tucson, AZ  85749

Roger Wright                                      8,000                  8,000                        *
5294 W. Peridot St.
Tucson, AZ  85741

----------------------

(1) Percentages and share ownership numbers are based on the total issued and outstanding common stock on the date of this prospectus of 1,450,000 shares. Excludes additional shares of common stock, which the selling shareholder may acquire from time to time subsequent to the date of this prospectus.

(2) Robert P. Denome is the sole officer and director of Crescent Moon, Inc.

(3) Daniel Hodges is the formerly sole officer and director of Cherokee Investments.

(*)      Shareholder holds 0.055%.


                              PLAN OF DISTRIBUTION

         We are registering the shares covered by this prospectus for the selling shareholders. As used in this prospectus, selling shareholders includes the pledgees, donees, transferees or others who may later hold the selling shareholders' interests. We will pay the costs and fees of registering the shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares.

         The selling shareholders may sell the shares at the fixed rate of $0.25 per share until such time as the common stock is listed for quotation on a public market, and thereafter in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. In addition, the selling shareholders may sell some or all of their shares through:

o a block trade in which a broker-dealer may resell a portion of the block in order to facilitate the transaction;

o purchases by a broker-dealer and resale by the broker-dealer for its account; or

o ordinary brokerage transactions and transactions in which a broker solicits purchasers.

         When selling the shares, the selling shareholders, may enter into hedging transactions. For example, the selling shareholders may:

o enter into transactions involving short sales of the shares by broker-dealers;

o sell shares short themselves and redeliver such shares to close out their short positions;

o enter into option or other types of transactions that require the selling shareholder to deliver shares to a broker-dealer, who will then resell or transfer the shares under this prospectus; or

o loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

         The selling shareholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling shareholders may allow other broker-dealers to participate in resales. However, the selling shareholders and any broker-dealers involved in the sale or resale of the shares may qualify as "underwriters" within the meaning of the Section 2(a)(11) of the Securities Act. In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the Securities Act. If the selling shareholders qualify as "underwriters," they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

         In addition to selling their shares under this prospectus, the selling shareholders may:

o        agree  to  indemnify  any   broker-dealer   or  agent  against  certain
         liabilities related to the selling of the common shares, including liabilities arising under the Securities Act;

o transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

o sell their shares under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

Restricted Shares

         Our officer and director own 1,200,000 shares of our common stock. 25,000 shares of common stock currently held by our officer and director are registered hereunder. The common stock held by our officer and director are be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act, and may be sold only in compliance with Rule 144, pursuant to registration under the Securities Act or pursuant to an exemption from such registration. Generally, under Rule 144, each person holding restricted securities for a period of one year may, every three months, sell in ordinary brokerage transactions or to market makers an amount of shares up to (and including) the greater of 1% of a company's then outstanding Common Stock or the average weekly trading volume for the four weeks prior to the proposed sale. None of such restricted securities were eligible for sale under Rule 144 as of September 1, 2002.


                                LEGAL PROCEEDINGS

         We are not currently party to any legal proceedings.


                                   MANAGEMENT

Executive Officers and Directors

         The following table sets forth the names, positions and ages of the individuals who serve as our directors and executive officers following the combination. All directors are elected at each annual meeting and serve for one year and until their successors are elected and qualify. Officers are elected by the Board of Directors and their terms of office are at the discretion of the Board.

         Name of Director/Officer           Age        Position(s) With Company

         Robert P. Denome                   38         President, CEO, Director

Robert P. Denome has over 20 years of experience in the Waste Management industry. Growing up in the family business, Mendon Disposal, Inc., Mr. Denome he took over management of the business in 1987. In December 1991, the family company was sold to Waste Management, Inc. (WMI). Mr. Denome then went to work for WMI, first supervising residential solid waste routes and then taking over the management of the division known as Port-O-Let/Modulaire -- special event services grossing over $900,000 per year. During the course of the four years that he worked with WMI, through December of 1995, Mr. Denome gained valuable experience in the operations of a larger corporation including marketing new product introductions, route analysis and efficiency improvement, financial justifications for major purchases, profitability studies per product line, and more. Mr. Denome left WMI in December of 1995 and began operating Rochester Portable Specialties in January 1996.

Principal Stockholders and Stockholdings of Management


Name and Address of               Shares Beneficially             Percent of
Beneficial Owner (1)              Owned After Acquisition       Common Stock (1)
--------------------              -----------------------       ----------------
Robert P. Denome                          1,200,000                         83%
2557 Cannan Road
Bloomfield, New York, 14469

All Officers and Directors as a group     1,200,000                         83%


(1) Applicable ownership percentages were based on 1,450,000 shares issued and outstanding as of September 15, 2002.


                            DESCRIPTION OF SECURITIES

Common Stock

         We are authorized to issue 100,000,000 shares of Common Stock, $.001 par value per share, of which 1,450,000 shares are issued and outstanding at the date of this prospectus.

         Holders of our common stock are entitled to one vote for each share owned for all matters to be voted on by the shareholders, including the election of directors. Holders of common stock are entitled to receive such dividends as may be declared from time to time by our board of directors out of funds legally available therefore and, in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of common stock have no preemptive or conversion rights. The holders of common stock are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock.

Dividend Policy

         Holders of common stock are entitled to receive such dividends as may be declared by our board of directors. We have not declared or paid cash dividends on our common stock and we do not anticipate that we will pay such dividends in the foreseeable future. Rather, we intend to apply any earnings to the development of our business. Any payment of future dividends on our common stock and the amount of any dividends will be determined by our board of directors and will depend, among other factors, upon our earnings, financial condition and cash requirements, and any other factors our board of directors may deem relevant.

Transfer Agent

         Our transfer agent is Holiday Stock Transfer located at 2939 N. 67th Place, Scottsdale, AZ 85251. All inquiries may be made at (480) 481-3940.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Crescent Moon has entered into a lease agreement with its president and director Robert P. Denome on July 1, 1998 for its 1,500 square foot office facilities. The rental charges are approximately $375 per month and this lease expires in June 30, 2003. Crescent Moon has also entered into a lease agreement with its president and director Robert P. Denome on August 1, 1997 for its four acre storage lot. The rental charges are approximately $350 per month and this lease expires in July 31, 2002.

         Robert P. Denome has advanced Crescent Moon funds in the amount totaling $119,525 as of March 31, 2002. The unsecured, non-interest bearing advances were utilized by the Company to acquire equipment and supplies.

                                    BUSINESS

         We were incorporated in 1996 under the name Cherokee Investments, Inc. in the state of Wyoming. Rochester Portable Specialties was originally incorporated under the laws of the state of New York in 1995. After the acquisition of Rochester Portable Specialties, we are in the business of providing temporary restroom rentals and service, and event management for outdoor events in Rochester/Western New York area. To reflect our business, we changed our name from Cherokee Investments, Inc. to Crescent Moon, Inc.

PLAN OF OPERATION

         Crescent Moon provides temporary restroom units including single units, disability accesses units, chemical toilets, and portable trailer with flush toilets, running water, air conditioning, and stereo sound.

Services
Crescent Moon provides a variety of services including:

o        delivering and picking up temporary restroom units.
o        cleaning and stocking temporary  restrooms monthly,  weekly,  daily, or hourly.
o event planning in the early stages to determine: utility/power requirements; total restroom capacity needed based on attendance estimates and event duration; restroom location to facilitate traffic flow in relation to other vendors (food, drink, etc.); and timing and frequency of cleanings and re-stockings, etc.
o on-site coordination during events to monitor restroom usage and recommend changes, if needed.

Product Design and Construction
         All single unit temporary restrooms, constructed of plastic, are purchased from the same manufacturer, Poly Portables, to ensure compatibility and interchangeability of replacement parts and to reduce inventory requirements for these parts.

         Restroom trailers are custom built to meet local market demands. Four trailers have been acquired to service larger events. These chemical restroom trailers are durably built with marine plywood interiors to facilitate ease of cleaning and repairs of any vandalism or other damage. Top of the line flush restroom trailers are watertight for ease of cleaning with a more attractive white composite interior and porcelain and stainless steel fixtures. These trailers were custom built to Crescent Moon's specifications by Advanced Containment Systems, Inc., and Ameri-Can Engineering. All units are designed to withstand the vibration and torque associated with transportation.

         We have designed an innovative pumper truck that utilizes a flat tank instead of a round tank. This enables drivers to haul more equipment at one time, saving significant time and costs in multiple trips to event sites. Four of these trucks have been built for us with another two in process.

Market
         Crescent Moon's market is the temporary restroom rentals and service, and event management for outdoor events in Rochester/Western New York area.

Crescent Moon serves over 200 individual events in many market segments including:

o Sporting events such as regattas, golf tournaments, and town soccer leagues.
o Annual neighborhood arts festivals such as The Corn Hill Festival and the Park Avenue Festival
o        Carnivals and other fund-raisers
o        Annual city festivals such as the Lilac Festival
o Outdoor concerts and music festivals for the Finger Lakes Performing Arts Center and others, and
o        Individual events such as weddings, graduations, and private parties.

Customers
Our main customers are the event planners themselves. Large event management organizations -- Beau Productions and The Rochester Broadway Theatre League comprise 22% of our business. Smaller event planners such as wedding consultants and catering companies coordinate multiple events with Crescent Moon during each season. Additional customers are those in charge of planning only one event such as a not-for-profit fund-raiser or a corporate picnic.

Competition
         Rochester Portable Specialists is not a significant participant in the national market for temporary restroom rentals and service. There are established national companies that have significantly greater financial and personnel resources than we have in this field. In the Rochester/Western New York area market that Rochester Portable serves, Rochester Portable is a significant participant in that they supply over 80% of the restroom rentals in that local special event marketplace.

Intellectual Property
         We hold a federal trademark for "Crescent Moon." We do not own any other intellectual property.

Employees
         We have 4 employees. Our employees are not represented by a union. We considers our relations with our employees to be satisfactory.

Regulation
         Our business relating to the handling, transportation and disposal of waste is subject to extensive and complex rules and regulations of, and examinations by, federal, state and local government authorities, including New York State Department of Environmental Conservation, Monroe County Waste Water Authority, and OSHA.

         Although we believe we have systems and procedures in place to ensure compliance with these requirements and believe that we currently are in compliance in all material respects with applicable federal, state and local laws, rules, regulations, there can be no assurance of full compliance with current laws, regulations and rules, that more restrictive laws, regulations and rules will not be adopted in the future, or that existing laws, regulations and rules. The occurrence of any such event could make compliance substantially more difficult or expensive, expose us to claims and administrative enforcement actions, or otherwise materially and adversely affect our business, financial condition and prospects.

Indemnification

         The Wyoming Business Corporation Act permits the inclusion in the articles of incorporation, provisions limiting or eliminating the personal monetary liability of directors to a corporation or its shareholders by reason of their conduct as directors. The Wyoming Business Corporation Law limits or eliminates the liability of a director of a corporation for monetary damages for any action taken or not taken as a director in all instances except (i) instances where a director receives financial benefits to which he is not entitled; (ii) any intentional infliction of harm on the corporation or its shareholders; (iii) the making of unlawful distributions; and (iv) intentional violations of criminal law.

         The bylaws of the Company allow for the elimination of personal monetary liability on the part of a director to the fullest extent permitted by Wyoming law. A shareholder is able to prosecute an action against a director for monetary damages for any action taken, or any failure to take any action, as a director, for the amount of financial benefit received by a director for which he is not entitled, an intentional infliction of harm on the corporation or shareholders, a violation of Section 17-16-833 of the Wyoming Business Corporation Law or an intentional violation of criminal law.


                        SELECTED COMBINED FINANCIAL DATA

         The following table contains certain selected financial data and is qualified by the more detailed financial statements, including the pro forma consolidated financial statements, and the notes thereto included elsewhere in this Prospectus. The financial data for the years ended February 28, 2001 and 2002 have been derived from our financial statements, which statements have been audited by Robison, Hill & Co., independent public accountants, and are included elsewhere in this Prospectus. The financial data for the three months ended May 31, 2002 and 2001 have been derived from our unaudited financial statements which, in our opinion, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of results of operations of such periods.

         The pro forma consolidated statement of operations data for the year ended February 28, 2002 and for the three months ended May 31, 2002 and the pro forma consolidated balance sheet at May 31, 2002 have been derived from our unaudited pro forma consolidated financial statements of Rochester Portable
Specialties, which give effect to the acquisition of Rochester Portable Specialties. The pro forma consolidated statement of operations data give effect to such events as if they occurred as of the first day of the periods presented and the pro forma consolidated balance sheet data give effect to such events as if they had occurred on May 31, 2002. We have neither declared nor paid any cash dividends on its outstanding Common Stock. See "Business."

         The actual pro forma results for the year ended February 28, 2002 and the three months ended May 31, 2002 are not necessarily indicative of the results that may be expected for any subsequent interim period or for the full year. This data should be read in conjunction with our financial statements (including the pro forma consolidated financial statements) and the Notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Conditions and Result of Operations."

                                                Rochester Portable Specialties, Inc.
                                                (in thousands, except per share date)
                                  ------------------------------------------------------------------
                                              Year Ended                 Three Months Ended
                                             February 28                        May 31
                                  --------------------------------  --------------------------------
                                        2001             2002            2001              2002
                                  ---------------  ---------------  ---------------  ---------------
                                                     (Unaudited)      (Unaudited)      (Unaudited)
Statement of                                             Pro                              Pro
Operation Data:                        Actual          Forma(1)         Actual          Forma(2)
---------------                   ---------------  ---------------  ---------------  -------------
Net sales                         $           216  $           285  $            52  $          37
Operating expenses                            233              287              168             53
Other income (expense)                         16               (1)              69            (48)
Income taxes                                    -                -                -             (1)
Net Income (loss) attributable
  to common stockholders                       (1)              (3)             (47)           (65)
Basic & Diluted
  (loss) per share                $        (12.40) $             -  $      (1870.44) $       (0.04)
Weighted average number of
  shares outstanding


                                   (in thousands)
                                    (Unaudited)
                                  ---------------
                                    May 31,2002
Balance Sheet Data:                 Pro Forma(1)
----------------------------      ---------------

Working capital                   $          (129)
Total assets                                  106
Short-term debt                               124
Long-term debt                                 44
Total stockholders' equity        $           106
--------------------

         (1) The pro forma figures for the year ended February 28, 2002 include the operating results of Rochester Portable Specialties for its fiscal year ended February 28, 2002 and our operating results for the twelve months ended February 28, 2002.

         (2) The pro forma figures for the three months ended May 31, 2002 include the operating results of Rochester Portable Specialties for its fiscal quarter ended May 31, 2002 and our operating results for the three months ended May 31, 2002.

         MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

         Crescent Moon, Inc. may make certain statements in this Prospectus, including, without limitation statements that contain the words "believes," "anticipates," "estimates," "expects," and words of similar import, constitute "forward-looking statements." Forward-looking statements may relate to our future growth and profitability; the anticipated trends in our industry; our competitive strengths and business strategies. Further, forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions relating to our operations, financial condition and results of operations. For a discussion of factors that may affect the outcome projected in such statements, see "Risk Factors and Investment Considerations." If any of these risks or uncertainties materialize, or if any of the underlying assumptions prove incorrect, actual results could differ materially from results expressed or implied in any of our forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect events or circumstances arising after the date of this Prospectus.


Acquisition

         On June 3, 2002 we closed on the acquired of Rochester Portable Specialties (New York) as a wholly owned subsidiary. As a result of the acquisition, we issued 1,200,000 shares of our common stock to Robert P. Denome, the shareholder of Rochester Portable Specialties and the business of Rochester Portable Specialties became our business. Rochester Portable Specialties operates under the name Crescent Moon. Effective July 22, 2002, we have change our name from Cherokee Investments, Inc. to Crescent Moon, Inc. to reflect our new business. After the acquisition, we are in the business of providing temporary restroom rentals and service, and event management for outdoor events in Rochester/Western New York area.

         Before our acquisition of Rochester Portable Specialties we were an inactive publicly registered shell corporation and had no significant assets or operations.


RESULTS OF OPERATIONS AND ANALYSIS OF FINANCIAL CONDITION

  Revenues

         Total revenues for the year ended February 28, 2002 were $285,304 compared to $216,250 for the year ended February 28, 2001. Total revenues for the three months ended May 31, 2002 and 2001, consisted to sales of $36,670 and $52,195 respectively. Revenues consist primarily of fees collected for the rental and management of portable restrooms. Our revenues decreased significantly in the first quarter of 2002 as compared to 2001 as a result of the general economic slowdown in the United States.

  Costs and Expenses

         Crescent Moon had costs and expenses for year ended February 28, 2002 in the amount of $281,779 compared to $233,133 for the same period ended February 28, 2001. Costs and expenses for the three months ended May 31, 2002 were $48,985 and compared to $167,696 for the three months ended May 31, 2001. Our costs were significantly reduced for the first quarter of 2002 because we paid the bulk of our expenses for supplies and chemicals earlier than in prior years and we carried a smaller inventory of supplies and chemicals. Costs and expenses consist primarily of supplies, chemicals, selling and marketing expenses and general and administrative expenses.

 Net Income

Crescent Moon had net income for the year ended February 28, 2002 in the amount of $2,155 compared to a net loss of ($310) for the year ended February 28, 2001. Net loss for the three months ended May 31, 2002 were ($60,773) compared to ($46,761) for the same period ended May 31, 2001. Our net income decreased significantly in the first half of 2002 as compared to 2001 as a result of the general economic slowdown in the United States. With the economic downturn, we generated less business with special events.

  Liquidity and Capital Resources

         For the three months ended May 31, 2002 and 2001, the Company used approximately $52,000 and $43,000 in cash flow from operating activities.

         At May 31, 2002,the Company had total current assets of $9,367 compared to $1,980 current assets at February 28, 2002. The company had a net working capital deficit of $123,846 and $82,083 at May 31, 2002 and February 28, 2002 respectively.

         Net stockholders' deficit in the Company was $72,081 as of May 31, 2002 and $11,308 at February 28, 2002.

         The Company will not have sufficient funds (unless it is able to raise funds in a private placement) to undertake any significant acquisitions or developments, and there are no assurances that such financing will be available on terms acceptable or favorable to the Company. There are no known material trends, events or uncertainties that have or are reasonably likely to have a material impact on our short-term or long-term liquidity.

                             Description Of Property

         Crescent Moon has entered into a lease agreement with its president Robert P. Denome on July 1, 1998 for its 1,500 square foot office facilities. The rental charges are approximately $375 per month and this lease expires in June 30, 2003. Crescent Moon has also entered into a lease agreement with its president Robert P. Denome on August 1, 1997 for its four acre storage lot. The rental charges are approximately $350 per month and this lease expires in July 31, 2002.

              MARKET FOR THE SHARES AND RELATED STOCKHOLDER MATTERS

         Our common stock is not listed or quoted at the present time, and there is no public market for our common stock. There can be no assurance that a public market for our common stock will ever develop. We intend to qualify our common stock for trading on the OTC Bulletin Board or other public market after the Registration Statement, of which this Prospectus is a part, becomes effective.

         We have no options or warrants outstanding at the current time.

         All of the currently outstanding shares of common stock are registered in the registration statement of which this Prospectus is a part.

Executive Compensation

         The following table sets forth all compensation paid by us to the chief executive officer and the four most highly compensated executive officers for services rendered during the last three completed fiscal years.

                           Summary Compensation Table
                                                                               Long-Term
                                                                          Compensation Awards
                                                                        ------------------------
                                                    Annual              Restricted   Securities
                                                 Compensation              Stock     Underlying       All Other
  Name and Principal Position    Year      Salary ($)     Bonus ($)     Awards ($)  Options/SARs    Compensation
  ---------------------------    ----      ----------     ---------     ----------  ------------    ------------
 Robert P. Denome                2001              7,800       -             -            -               -
    President, CEO               2000             12,800       -             -            -               -
                                 1999              3,400       -             -            -               -

Director Compensation

         Directors currently receive no cash compensation for their services in that capacity. Reasonable out-of-pocket expenses may be reimbursed to directors in connection with attendance at meetings.

                                  LEGAL MATTERS

         The legality of the securities offered hereby has been passed upon for Rochester Portable Specialties by Kevin M. Sherlock, Esq., Tucson, Arizona.


                                     EXPERTS

         The Financial Statements and Related Financial Statement Schedules of Rochester Portable Specialties, Inc. for the year ended February 28, 2002 and The Financial Statements and Related Financial Statement Schedules of Cherokee Investments, Inc. for the year ended September 30, 2001 incorporated in this Prospectus have been audited by Robison, Hill & Co., independent auditors, as stated in their reports, and have been included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.




                             Additional information

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933, with respect to 250,000 of our issued and outstanding shares of common stock. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and the validity of each such statement is limited by this reference.

Copies of our reports, proxy statements and other information may be inspected and copied, and can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that include reports, proxy statements and other information. The address of the SEC Web site is http://www.sec.gov.

We will furnish to our shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

FINANCIAL STATEMENTS


                           CHEROKEE INVESTMENTS, INC.

                          (A Development Stage Company)

                                       -:-

                          INDEPENDENT AUDITOR'S REPORT

                           SEPTEMBER 30, 2001 AND 2000

                          INDEPENDENT AUDITOR'S REPORT


Cherokee Investments, Inc.
(A Development Stage Company)


        We have audited the accompanying balance sheets of Cherokee Investments, Inc. (a development stage company) as of September 30, 2001 and 2000, and the related statements of operations and cash flows for the two years ended September 30, 2001 and the statement of stockholders' equity from May 28, 1996 (inception) to September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cherokee Investments, Inc. (a development stage company) as of September 30, 2001 and 2000, and the results of its operations and its cash flows for the two years ended September 30, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

                                                   Respectfully submitted



                                                   /S/ ROBISON, HILL & CO.
                                                   Certified Public Accountants

Salt Lake City, Utah
January 10, 2002

                                  CHEROKEE INVESTMENTS, INC.
                                (A Development Stage Company)
                                        BALANCE SHEETS

                                                          September 30,
                                                 -------------------------------
                                                      2001            2000
                                                 --------------  ---------------

Assets:                                          $            -  $             -
                                                 ==============  ===============

Liabilities - Accounts Payable                   $        1,744  $           511
                                                 --------------  ---------------

Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 1,000,000 shares at September 30,
    2001 and 2000                                         1,000            1,000
  Paid-In Capital                                         3,435            2,874
  Retained Deficit                                       (1,075)          (1,075)
  Deficit Accumulated During the
    Development Stage                                    (5,104)          (3,310)
                                                 --------------  ---------------

     Total Stockholders' Equity                          (1,744)            (511)
                                                 --------------  ---------------

     Total Liabilities and
       Stockholders' Equity                      $            -  $             -
                                                 ==============  ===============













          The accompanying notes are an integral part of these financial statements.

                                  CHEROKEE INVESTMENTS, INC.
                                (A Development Stage Company)
                                   STATEMENTS OF OPERATIONS

                                                                   Cumulative
                                                                      since
                                                                   October 20,
                                                                      1999
                                       For the year ended         inception of
                                         September 30,             development
                                 ------------------------------
                                      2001            2000            stage
                                 --------------  --------------  ---------------
Revenues:                        $            -  $            -  $             -

Expenses:                                 1,794           3,310            5,104
                                 --------------  --------------  ---------------

     Net Loss                    $       (1,794) $       (3,310) $        (5,104)
                                 --------------  --------------  ---------------

Basic & Diluted loss per share   $            -  $            -
                                 ==============  ==============






















          The accompanying notes are an integral part of these financial statements.

                           CHEROKEE INVESTMENTS, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
              SINCE MAY 28, 1996 (INCEPTION) TO SEPTEMBER 30, 2001

                                                                                          Deficit
                                                                                        Accumulated
                                                                                          During
                                          Common Stock          Paid-In    Retained     Development
                                       Shares      Par Value    Capital     Deficit        Stage
                                    ------------  -----------  ---------  -----------  -------------
Balance at May 28, 1996
(inception)                                    -  $         -  $       -  $         -  $           -

Net Loss                                       -            -          -       (1,000)             -
                                    ------------  -----------  ---------  -----------  -------------

Balance at September 30, 1996                  -            -          -       (1,000)

Net Loss                                       -            -          -          (25)             -
                                    ------------  -----------  ---------  -----------  -------------

Balance at September 30, 1997                  -            -          -       (1,025)             -

November 4, 1997 Issuance of
Stock for Services and payment
 of Accounts Payable                   1,000,000        1,000          -            -              -

Net Loss                                       -            -          -          (25)             -
                                    ------------  -----------  ---------  -----------  -------------

Balance at September 30, 1998          1,000,000        1,000          -       (1,050)             -

Capital contributed by shareholder             -            -         75            -              -
Net Loss                                       -            -          -          (25)             -
                                    ------------  -----------  ---------  -----------  -------------

Balance at September 30, 1999          1,000,000        1,000         75       (1,075)                  -

Capital contributed by shareholder             -            -      2,799            -              -
Net Loss                                       -            -          -            -         (3,310)
                                    ------------  -----------  ---------  -----------  -------------

Balance at September 30, 2000          1,000,000        1,000      2,874       (1,075)        (3,310)

Capital Contributed by shareholder             -            -        561            -              -
Net Loss                                       -            -          -            -         (1,794)
                                    ------------  -----------  ---------  -----------  -------------

Balance at September 30, 2001          1,000,000  $     1,000  $   3,435  $    (1,075) $      (5,104)
                                    ============  ===========  =========  ===========  =============

             The accompanying notes are an integral part of these financial statements.

                           CHEROKEE INVESTMENTS, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                             Cumulative
                                                                                since
                                                                             October 20,
                                                                                1999
                                                 For the years ended        inception of
                                                    September 30,            development
                                            ------------------------------
                                                 2001           2000            stage
                                            -------------- --------------- ---------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss                                    $       (1,794)$        (3,310)$        (5,104)
Increase (Decrease) in Accounts Payable              1,233             511           1,744
                                            -------------- --------------- ---------------
  Net Cash Used in operating activities               (561)         (2,799)         (3,360)
                                            -------------- --------------- ---------------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Net cash provided by
  investing activities                                   -               -               -
                                            -------------- --------------- ---------------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Capital contributed by shareholder                     561           2,799           3,360
                                            -------------- --------------- ---------------
Net Cash Provided by
  Financing Activities                                 561           2,799           3,360
                                            -------------- --------------- ---------------

Net (Decrease) Increase in
  Cash and Cash Equivalents                              -               -               -
Cash and Cash Equivalents
  at Beginning of Period                                 -               -               -
                                            -------------- --------------- ---------------
Cash and Cash Equivalents
  at End of Period                          $            - $             - $             -
                                            ============== =============== ===============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                  $            - $            -  $             -
  Franchise and income taxes                $            - $           25  $            25

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES: None


             The accompanying notes are an integral part of these financial statements.

                                  CHEROKEE INVESTMENTS, INC.
                                (A Development Stage Company)
                                NOTES TO FINANCIAL STATEMENTS
                       FOR THE YEARS ENDED SEPTEMBER 30, 2001 and 2000


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        This summary of accounting policies for Cherokee Investments, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Basis of Presentation

        The Company was incorporated under the laws of the State of Wyoming on May 28, 1996. The Company ceased all operating activities during the period from May 28, 1996 to October 20, 1999 and was considered dormant. Since October 20, 1999, the Company is in the development stage, and has not commenced planned principal operations.

Nature of Business

        The Company has no products or services as of September 30, 2001. The Company was organized as a vehicle to seek merger or acquisition candidates. The Company intends to acquire interests in various business opportunities, which in the opinion of management will provide a profit to the Company.

Cash and Cash Equivalents

        For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           CHEROKEE INVESTMENTS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2001 and 2000
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Loss per Share

        The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                                                                                  Per-Share
                                                  Income           Shares           Amount
                                                  ------           ------           ------
                                                (Numerator)     (Denominator)

                                                   For the year ended September 30, 2001
Basic Loss per Share
Loss to common shareholders                   $        (1,794)       1,000,000  $            -
                                              ===============  ===============  ==============

                                                   For the year ended September 30, 2000
Basic Loss per Share
Loss to common shareholders                   $        (3,310)       1,000,000  $            -
                                              ===============  ===============  ==============

        The  effect  of   outstanding   common   stock   equivalents   would  be
anti-dilutive for September 30, 2001 and 2000 and are thus not considered.

Concentration of Credit Risk

        The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits.

NOTE 2 - INCOME TAXES

        As of September 30, 2001, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $6,200 that may be offset against future taxable income through 2021. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

                           CHEROKEE INVESTMENTS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2001 and 2000
                                   (Continued)

NOTE 3 - DEVELOPMENT STAGE COMPANY/GOING CONCERN

        The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage. The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.

NOTE 4 - COMMITMENTS

        As of September 30, 2001 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)


                                              -:-

                          INDEPENDENT AUDITOR'S REPORT

                           FEBRUARY 28, 2002 AND 2001

                          INDEPENDENT AUDITOR'S REPORT


Rochester Portable Specialties, Inc.
(DBA Crescent Moon)


        We have audited the accompanying balance sheets of Rochester Portable Specialties, Inc. (DBA Crescent Moon) as of February 28, 2002 and 2001, and the related statements of operations, statement of stockholders' equity and cash flows for the two years ended February 28, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rochester Portable Specialties, Inc. (DBA Crescent Moon) as of February 28, 2002 and 2001, and the results of its operations and its cash flows for the two years ended February 28, 2002 in conformity with generally accepted accounting principles in the United States of America.


                                                   Respectfully submitted



                                                   /s/ Robison, Hill & Co.
                                                   Certified Public Accountants

Salt Lake City, Utah
June 19, 2002

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                                 BALANCE SHEETS

                                                             February 28,
                                                      ---------------------------
                                                          2002           2001
                                                      -------------  ------------
ASSETS:
   Current Assets
     Cash                                             $       1,980  $     27,638
     Accounts Receivable                                          -             -
                                                      -------------  ------------
        Total Current Assets                                  1,980        27,638
                                                      -------------  ------------
   Fixed Assets
     Office Equipment                                         2,510         2,510
     Port-O-Pot and Trailers                                329,110       262,887
     Polyportable Equipment                                  18,116             -
     Crescent Moon                                           26,369             -
                                                      -------------  ------------
        Total Fixed Assets                                  376,105       265,397
        Less Accumulated Depreciation                      (268,346)     (197,169)
                                                      -------------  ------------
            Net Fixed Assets                                107,759        68,228
                                                      -------------  ------------
   Total Assets                                       $     109,739  $     95,866
                                                      =============  ============

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
   Current Liabilities
     Accounts Payable                                 $       8,251  $      3,178
     Customer Deposits                                            -         2,773
     Advances from Shareholder                               18,687        26,370
     Bank Line of Credit                                     41,000        18,958
     Current Portion of Long-Term Debt                       16,125        23,784
                                                      -------------  ------------
       Total Current Liabilities                             84,063        75,063
   Notes Payable                                             36,984        34,266
                                                      -------------  ------------
     Total Liabilities                                      121,047       109,329
                                                      -------------  ------------
Stockholders' Equity:
  Common Stock, No Par Value
    Authorized 200 shares, Issued 25 shares
    at February 28, 2002 and 2001                            10,100        10,100
  Retained Earnings (Deficit)                               (21,408)      (23,563)
                                                      -------------  ------------
     Total Stockholders' Equity                             (11,308)      (13,463)
                                                      -------------  ------------
       Total Liabilities and Stockholders' Equity     $     109,739  $     95,866
                                                      =============  ============

          The accompanying notes are an integral part of these financial statements.

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                            STATEMENTS OF OPERATIONS




                                                    For the Year Ended
                                                       February 28,
                                           -------------------------------------

                                                 2002                2001
                                           -----------------   -----------------

Revenues:                                  $         285,304   $         216,250
                                           -----------------   -----------------

Expenses:
   Advertising                                         6,786               3,360
   General and Administrative                        274,993             229,773
                                           -----------------   -----------------

      Total Operating Expenses                       281,779             233,133

Other Income (Expense)
   Gain on Sale of Equipment                           3,031              19,806
   Interest Expense                                   (4,301)             (3,069)
                                           -----------------   -----------------

   Net Other Income (Expense)                         (1,270)             16,737
                                           -----------------   -----------------

Net Income (Loss) Before
   Taxes                                               2,255                (146)

Income and Franchise Taxes                               100                 164
                                           -----------------   -----------------

     Net Income (Loss)                     $           2,155   $            (310)
                                           =================   =================

Basic & Diluted Earnings
    (Loss) per Share                       $           86.20   $          (12.40)
                                           =================   =================








          The accompanying notes are an integral part of these financial statements.

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                          YEAR ENDED FEBRUARY 28, 2002



                                                                         Retained
                                              Common Stock               Earnings
                                         Shares           Value         (Deficit)
                                     ---------------  --------------  --------------
Balance at March 1, 1999                          25  $       10,100  $      (34,380)

Net Income                                         -               -          11,127
                                     ---------------  --------------  --------------

Balance at February 29, 2000                      25          10,100         (23,253)

Net Loss                                           -               -            (310)
                                     ---------------  --------------  --------------

Balance at February 28, 2001                      25          10,100         (23,563)

Net Income                                         -               -           2,155
                                     ---------------  --------------  --------------

Balance at February 28, 2002                      25  $       10,100  $      (21,408)
                                     ===============  ==============  ==============

















          The accompanying notes are an integral part of these financial statements.

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                            STATEMENTS OF CASH FLOWS

                                                                   For the Year Ended
                                                                      February 28,
                                                          ------------------------------------

                                                                2002                2001
                                                          -----------------   ----------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Income (Loss)                                         $           2,155   $           (310)
Non-Cash Operating Activities:
   Gain on Sale of Equipment                                              -            (19,806)
   Depreciation                                                      71,177             62,395
(Increase) Decrease in Accounts Receivable                                -                  -
Increase (Decrease) Accounts Payable                                  5,073              1,074
Increase (Decrease) Customer Deposits                                (2,773)             2,773
                                                          -----------------   ----------------

 Net Cash provided by operating activities                           75,632             46,126
                                                          -----------------   ----------------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Purchase of Fixed Assets                                           (110,709)           (56,332)
Proceeds from Sale of Equipment                                           -             64,397
                                                          -----------------   ----------------

Net cash provided by (used in)
 investing activities                                              (110,709)             8,065
                                                          -----------------   ----------------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Proceeds from Notes Payable                                          24,530             25,000
Principal payments on Notes Payable                                 (29,470)           (13,677)
Net Advances from Shareholder                                        (7,683)           (46,732)
Net Increase (Decrease) Line of Credit                               22,042              3,343
                                                          -----------------   ----------------
Net Cash Provided by (used in)
 Financing Activities                                                 9,419            (32,066)
                                                          -----------------   ----------------

Net (Decrease) Increase in
  Cash and Cash Equivalents                                         (25,658)            22,125
Cash and Cash Equivalents
  at Beginning of Period                                             27,638              5,513
                                                          -----------------   ----------------

 Cash and Cash Equivalents at End of Period               $           1,980   $         27,638
                                                          =================   ================

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                            STATEMENTS OF CASH FLOWS
                                   (continued)

                                                                  For the Year Ended
                                                                     February 28,
                                                         -------------------------------------

                                                                2002                2001
                                                         ------------------   ----------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                               $            4,301   $          3,069
  Franchise and income taxes                             $              100   $          2,229

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES:
       None

























          The accompanying notes are an integral part of these financial statements.

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED FEBRUARY 28, 2002 AND 2001

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        This summary of accounting policies for Rochester Portable Specialties, Inc. (DBA Crescent Moon) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Basis of Presentation

        The Company was incorporated under the laws of the State of New York on March 2, 1995.

Nature of Business

        The Company is primarily in the business of providing portable restroom services. In addition the Company acts as a warehouser for PolyPortables, Inc. by assembling and storing plastic portable toilets.

Cash and Cash Equivalents

        For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED FEBRUARY 28, 2002 AND 2001
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Earnings (Loss) per Share

        The reconciliations of the numerators and denominators of the basic earnings (loss) per share computations are as follows:

                                                                                  Per-Share
                                                  Income           Shares           Amount
                                                  ------           ------           ------
                                                (Numerator)     (Denominator)

                                                    For the year ended February 28, 2002
Basic Earnings per Share
Earnings to common shareholders               $         2,155               25  $           86.20
                                              ===============  ===============  ==============


                                                    For the year ended February 28, 2001
Basic Loss per Share
Loss to common shareholders                   $          (310)              25  $          (12.40)
                                              ===============  ===============  ==============

        The are no outstanding common stock equivalents for February 28, 2002 and 2001.

Concentration of Credit Risk

        The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits.

Revenue Recognition

        Revenue is recognized as services are performed or as products are sold.

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED FEBRUARY 28, 2002 AND 2001
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Fixed Assets

        Fixed assets are stated at cost. Depreciation and amortization are computed using the straight- line and accelerated methods over the estimated economic useful lives of the related assets as follows:

        Office Equipment                           3-5 years
        Port-O-Pot and Trailers                    5-7 years
        Polyportable Equipment                     5-7 years
        Crescent Moon                              5-7 years

        Upon sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the determination of income or loss.

        Expenditures for maintenance and repairs are charged to expense as incurred. Major overhauls and betterments are capitalized and depreciated over their estimated economic useful lives.

Advertising

        Advertising costs are expensed as incurred.

Reclassifications

        Certain reclassifications have been made in the February 28, 2001 financial statements to conform with the February 28, 2002 presentation.

NOTE 2 - RENT AND LEASE EXPENSE

        The Company leases facilities and equipment under various capital and operating leases with expiration dates through 2005.

        The Company has entered into a lease agreements for its office and warehouse facilities. The rental charges are approximately $725 per month. The leases expires in June 2002 and July 2003.

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED FEBRUARY 28, 2002 AND 2001
                                   (Continued)

NOTE 2 - RENT AND LEASE EXPENSE (continued)

        Equipment capitalized under capital leases had fair market value of $20,359 as of June 18, 2001 (date of acquisition of the equipment and assumption of the related leases by the Company). Total rental expense for the Company for the years ended February 28, 2002 and February 28, 2001 was $27,057 and $28,247, respectively, including rent under month-to month leases.

Net minimum rental commitments under all non-cancelable operating leases are as follows:

                                                  Capital         Operating
           Year Ending December 31,               Leases           Leases           Total
                                              ---------------  ---------------  --------------

                     2002                     $         5,810  $        17,864  $       23,674
                     2003                               8,177            4,500          12,677
                     2004                               8,177                -           8,177
                     2005                               2,725                -           2,725
                     2006                                   -                -               -
                                              ---------------  ---------------  --------------

       Total minimum lease payments due                24,889           22,364          47,253

      Less amounts representing interest              (4,530)                -         (4,530)
                                              ---------------  ---------------  --------------

                                              $        20,359  $        22,364  $       42,723
                                              ===============  ===============  ==============

        The leases generally provides that insurance, maintenance and tax expenses are obligations of the Company. It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other properties.

NOTE 3 -  RELATED PARTY TRANSACTIONS

        Due to related party at February 28, 2002 and February 28, 2001 consists of the following:

                                                                     February 28,
                                                             -----------------------------
                                                                  2002           2001
                                                             --------------  -------------

Advances, unsecured, non-interest bearing,
due on demand                                                $       18,687  $      26,370
                                                             ==============--=============

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED FEBRUARY 28, 2002 AND 2001
                                   (Continued)

NOTE 3 -  RELATED PARTY TRANSACTIONS (continued)

        The Company leases a four acre parcel from the Company's Stockholder for approximately $350 per month under an operating lease. The lease began August 1, 1997 and expires on July 31, 2002.

        The Company leases warehouse space from the Company's Stockholder for approximately $375 per month under an operating lease. The warehouse lease began July 1, 1998 and expires on June 30, 2003.

        The Company leases a ten-unit trailer from the Company's Stockholder for $200 per year under an operating lease. The lease began March 1, 1998 and expired on January 31, 2001. The lease has remained in effect on a month to month basis.

        The Company leases a pick-up truck from the Company's Stockholder for $684 per month under an operating lease. The lease began July 1, 1998 and expired March 31, 2001. The lease has remained in effect on a month to month basis.

        The Company leases a twenty-unit trailer from the Company's Stockholder for $756 per year under an operating lease. The lease began June 1, 1998 and expired January 31, 2001. The lease has remained in effect on a month to month basis.

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED FEBRUARY 28, 2002 AND 2001
                                   (Continued)

NOTE 4 - LONG TERM DEBT

        Long-term liabilities of the Company at February 28, 2002 and February 28, 2001 consists of the following:

                                                                 February 28,
                                                         -----------------------------
                                                              2002           2001
                                                         -------------- --------------
$50,000 revolving line of credit payable to M&T
Bank, due on demand with interest of 1.5% over prime
(6.25% at February 28, 2002), unsecured                  $       41,000 $       18,958

Lease Payable to Liberty Financial Group, due June
18, 2004, payable $681.40 per month with interest at
13.8%, secured by equipment                                      19,033              -


Note  Payable to M&T Bank,  due July 19,  2001,
payable  $502.60 per month with interest at
1% over prime, secured by personal guarantee by the
Company's Stockholder and UCC                                     2,013          5,682

Note  Payable to M&T Bank,  due August 6, 2001,
payable  $416.49 per month with interest at 10.25%,
unsecured                                                             -          6,009

Note  Payable to M&T Bank,  due August 1, 2003,
payable  $812.36 per month with interest at 7.5%,
secured by automotive equipment                                  13,438         21,358

Note payable to M&T Bank, due December 24, 2005,
payable $531.31 per month, with interest at 1.5% over
prime (6.25% at February 28, 2002), secured by
personal guarantee by the Company's Stockholder                  18,624         25,000
                                                         -------------- --------------
                                                                 34,075         58,049
Less Current Portion                                             57,124         42,741
                                                         -------------- --------------

          Total Long-Term Liability                      $      (23,049)$       15,308
                                                         ============== ==============

                      ROCHESTER PORTABLE SPECIALTIES, INC.
                               (DBA Crescent Moon)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED FEBRUARY 28, 2002 AND 2001
                                   (Continued)

NOTE 4 - LONG TERM DEBT (continued)

        Principal payments due on long-term debt for each of the five years subsequent to February 28, 2002 and thereafter are as follows:

     Year ending:           Amount
----------------------  --------------
         2002           $       23,784
         2003                   16,125
         2004                   14,753
         2005                        -
         2006                        -
      Thereafter                     -
                        --------------
        Total           $       54,662
                        ==============

NOTE 5 - INCOME TAXES

        As of February 28, 2002, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $21,000 that may be offset against future taxable income through 2022.

                        INDEPENDENT ACCOUNTANT'S REPORT


Crescent Moon, Inc.
(Formerly Cherokee Investments, Inc.)


     We have reviewed the accompanying balance sheets of Crescent Moon, Inc. (Formerly Cherokee Investments, Inc.) as of May 31, 2002 and February 28, 2002 and the related statements of operations and cash flows for the three month periods ended May 31, 2002 and 2001. These financial statements are the responsibility of the Company's management.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statement taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

                                                   Respectfully submitted



                                                   /s/ Robison, Hill & Co.
                                                   Certified Public Accountants

Salt Lake City, Utah
July 30, 2002

                               CRESCENT MOON, INC.
                      (FORMERLY CHEROKEE INVESTMENTS, INC.)
                                 BALANCE SHEETS

                                                                      May 31,        February 28,
                                                                        2002             2002
                                                                  ----------------  ---------------
ASSETS:
   Current Assets
     Cash                                                         $          1,073  $         1,980
     Accounts Receivable                                                     8,294                -
                                                                  ----------------  ---------------
        Total Current Assets                                                 9,367            1,980
                                                                  ----------------  ---------------
   Fixed Assets
     Office Equipment                                                        2,510            2,510
     Port-O-Pot and Trailers                                               333,110          329,110
     Polyportable Equipment                                                 18,116           18,116
     Crescent Moon                                                          26,369           26,369
                                                                  ----------------  ---------------
        Total Fixed Assets                                                 380,105          376,105
        Less Accumulated Depreciation                                     (283,945)        (268,346)
                                                                  ----------------  ---------------
            Net Fixed Assets                                                96,160          107,759
                                                                  ----------------  ---------------
   Total Assets                                                   $        105,527  $       109,739
                                                                  ================  ===============

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
   Current Liabilities
     Accounts Payable                                             $          9,252  $         8,251
     Advances from Shareholder                                             119,525           18,687
     Bank Line of Credit                                                       748           41,000
     Current Portion of Long-Term Debt                                       3,688           16,125
                                                                  ----------------  ---------------
       Total Current Liabilities                                           133,213           84,063
   Notes Payable                                                            44,395           36,984
                                                                  ----------------  ---------------
     Total Liabilities                                                     177,608          121,047
                                                                  ----------------  ---------------
Stockholders' Equity:
  Common Stock, No Par Value
    Authorized 200 shares, Issued 25 shares
    at May 31, 2002 and February 28, 2002                                   10,100           10,100
  Retained Earnings (Deficit)                                              (82,181)         (21,408)
                                                                  ----------------  ---------------
     Total Stockholders' Equity                                            (72,081)         (11,308)
                                                                  ----------------  ---------------
       Total Liabilities and Stockholders' Equity                 $        105,527  $       109,739
                                                                  ================  ===============

   The accompanying notes are an integral part of these financial statements.

                               CRESCENT MOON, INC.
                      (FORMERLY CHEROKEE INVESTMENTS, INC.)
                            STATEMENTS OF OPERATIONS

                                                             For the Three Months Ended
                                                                       May 31,
                                                    ---------------------------------------------

                                                            2002                    2001
                                                    ---------------------   ---------------------

Revenues:                                           $              36,670   $              52,195
                                                    ---------------------   ---------------------

Expenses:
   Advertising                                                      1,198                   1,481
   General and Administrative                                      47,787                 166,215
                                                    ---------------------   ---------------------

      Total Operating Expenses                                     48,985                 167,696

Other Income (Expense)                                            (48,180)                 68,840
                                                    ---------------------   ---------------------

   Net Other Income (Expense)                                     (48,180)                 68,840
                                                    ---------------------   ---------------------

Net Income (Loss) Before
   Taxes                                                          (60,495)                (46,661)

Income and Franchise Taxes                                            278                     100
                                                    ---------------------   ---------------------

     Net Income (Loss)                              $             (60,773)  $             (46,761)
                                                    =====================   =====================

Basic & Diluted Earnings
    (Loss) per Share                                $         (2,430.92)    $         (1,870.44)
                                                    =====================   =====================








   The accompanying notes are an integral part of these financial statements.

                               CRESCENT MOON, INC.
                      (FORMERLY CHEROKEE INVESTMENTS, INC.)
                            STATEMENTS OF CASH FLOWS

                                                                                For the Three Months Ended
                                                                                         May 31,
                                                                       --------------------------------------------

                                                                               2002                    2001
                                                                       ---------------------   --------------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Income (Loss)                                                      $             (60,773)  $            (46,761)
Non-Cash Operating Activities:
   Gain on Sale of Equipment                                                               -                      -
   Depreciation                                                                       15,599                 17,548
(Increase) Decrease in Accounts Receivable                                            (8,294)               (14,235)
Increase (Decrease) Accounts Payable                                                   1,001                  1,539
Increase (Decrease) Customer Deposits                                                      -                 (1,006)
                                                                       ---------------------   --------------------

 Net Cash provided by operating activities                                           (52,467)               (42,915)
                                                                       ---------------------   --------------------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Purchase of Fixed Assets                                                              (4,000)               (45,997)
Proceeds from Sale of Equipment                                                            -                      -
                                                                       ---------------------   --------------------

Net cash provided by (used in)
 investing activities                                                                 (4,000)               (45,997)
                                                                       ---------------------   --------------------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Proceeds from Notes Payable                                                                -                 39,819
Principal payments on Notes Payable                                                   (5,026)                (2,757)
Net Advances from Shareholder                                                        100,838                 (3,255)
Net Increase (Decrease) Line of Credit                                               (40,252)                30,996
                                                                       ---------------------   --------------------
Net Cash Provided by (used in)
 Financing Activities                                                                 55,560                 64,803
                                                                       ---------------------   --------------------

Net (Decrease) Increase in
  Cash and Cash Equivalents                                                             (907)               (24,109)
Cash and Cash Equivalents
  at Beginning of Period                                                               1,980                 27,638
                                                                       ---------------------   --------------------

 Cash and Cash Equivalents at End of Period                            $               1,073   $              3,529
                                                                       =====================   ====================

                               CRESCENT MOON, INC.
                      (FORMERLY CHEROKEE INVESTMENTS, INC.)
                            STATEMENTS OF CASH FLOWS
                                   (continued)

                                                                               For the Three Months Ended
                                                                                         May 31,
                                                                      ---------------------------------------------

                                                                               2002                    2001
                                                                      ----------------------   --------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                                            $                    -   $                  -
  Franchise and income taxes                                          $                  278   $                100

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES:
       None


























   The accompanying notes are an integral part of these financial statements.

                               CRESCENT MOON, INC.
                      (FORMERLY CHEROKEE INVESTMENTS, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                FOR THE THREE MONTHS ENDED MAY 31, 2002 AND 2001

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This  summary of  accounting  policies for Crescent  Moon,  Inc.  (Formerly
Cherokee Investments, Inc.) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Interim Reporting

     The unaudited financial statements as of May 31, 2002 and for the three month period then ended reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the three months. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

Organization and Basis of Presentation

         The Company was incorporated under the laws of the State of New York on March 2, 1995.

Nature of Business

     The Company is primarily in the business of providing portable restroom services. In addition the Company acts as a warehouser for PolyPortables, Inc. by assembling and storing plastic portable toilets.

Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               CRESCENT MOON, INC.
                      (FORMERLY CHEROKEE INVESTMENTS, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                FOR THE THREE MONTHS ENDED MAY 31, 2002 AND 2001
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Earnings (Loss) per Share

     The reconciliations of the numerators and denominators of the basic earnings (loss) per share computations are as follows:

                                                                                                     Per-Share
                                                              Income              Shares               Amount
                                                              ------              ------               ------
                                                           (Numerator)         (Denominator)

                                                                  For the three months ended May 31, 2002
                                                                  ---------------------------------------
Basic Loss per Share
Earnings to common shareholders                         $          (60,773)                  25  $     (2,430.92)
                                                        ==================  ===================  ==================


                                                                  For the three months ended May 31, 2001
                                                                  ---------------------------------------
Basic Loss per Share
Loss to common shareholders                             $          (46,761)                  25  $     (1,870.44)
                                                        ==================  ===================  ==================

     There are no outstanding common stock equivalents for May 31, 2002 and 2001.

Concentration of Credit Risk

     The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits.

Revenue Recognition

     Revenue is recognized as services are performed or as products are sold.

                               CRESCENT MOON, INC.
                      (FORMERLY CHEROKEE INVESTMENTS, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                FOR THE THREE MONTHS ENDED MAY 31, 2002 AND 2001
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Fixed Assets

     Fixed assets are stated at cost. Depreciation and amortization are computed using the straight- line and accelerated methods over the estimated economic useful lives of the related assets as follows:

         Office Equipment                                     3-5 years
         Port-O-Pot and Trailers                              5-7 years
         Polyportable Equipment                               5-7 years
         Crescent Moon                                        5-7 years

     Upon sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the determination of income or loss.

     Expenditures for maintenance and repairs are charged to expense as incurred. Major overhauls and betterments are capitalized and depreciated over their estimated economic useful lives.

Advertising

     Advertising costs are expensed as incurred.

Reclassifications

     Certain reclassifications have been made in the May 31, 2001 financial statements to conform with the May 31, 2002 presentation.

NOTE 2 - RENT AND LEASE EXPENSE

     The Company leases facilities and equipment under various capital and operating leases with expiration dates through 2005.

     The Company has entered into a lease agreements for its office and warehouse facilities. The rental charges are approximately $725 per month. The leases expires in June 2002 and July 2003.

                               CRESCENT MOON, INC.
                      (FORMERLY CHEROKEE INVESTMENTS, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                FOR THE THREE MONTHS ENDED MAY 31, 2002 AND 2001
                                   (Continued)

NOTE 2 - RENT AND LEASE EXPENSE (continued)

     Equipment capitalized under capital leases had fair market value of $20,359 as of June 18, 2001 (date of acquisition of the equipment and assumption of the related leases by the Company). Total rental expense for the Company for the years ended May 31, 2002 and May 31, 2001 was $11,494 and $12,484, respectively, including rent under month-to month leases.

     Net minimum rental commitments under all non-cancelable operating leases are as follows:

                                                             Capital             Operating
                Year Ending December 31,                      Leases              Leases               Total
                                                        ------------------  -------------------  ------------------

                          2002                          $            5,810  $            17,864  $           23,674
                          2003                                       8,177                4,500              12,677
                          2004                                       8,177                    -               8,177
                          2005                                       2,725                    -               2,725
                          2006                                           -                    -                   -
                                                        ------------------  -------------------  ------------------

            Total minimum lease payments due                        24,889               22,364              47,253

           Less amounts representing interest                      (4,530)                    -             (4,530)
                                                        ------------------  -------------------  ------------------

                                                        $           20,359  $            22,364  $           42,723
                                                        ==================  ===================  ==================

     The leases generally provides that insurance, maintenance and tax expenses are obligations of the Company. It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other properties.

NOTE 3 -  RELATED PARTY TRANSACTIONS

     Due to related party at May 31, 2002 and February 28, 2002 consists of the following:

                                                                               May 31,          February 28,
                                                                                 2002               2002
                                                                          ------------------  ----------------
Advances, unsecured, non-interest bearing,
due on demand                                                             $          119,525  $         18,687
                                                                          ==================  ================

                               CRESCENT MOON, INC.
                      (FORMERLY CHEROKEE INVESTMENTS, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                FOR THE THREE MONTHS ENDED MAY 31, 2002 AND 2001
                                   (Continued)

NOTE 3 -  RELATED PARTY TRANSACTIONS (continued)

     The Company leases a four acre parcel from the Company's Stockholder for approximately $350 per month under an operating lease. The lease began August 1, 1997 and expires on July 31, 2002.

     The Company leases warehouse space from the Company's Stockholder for approximately $375 per month under an operating lease. The warehouse lease began July 1, 1998 and expires on June 30, 2003.

     The Company leases a ten-unit trailer from the Company's Stockholder for $200 per year under an operating lease. The lease began March 1, 1998 and expired on January 31, 2001. The lease has remained in effect on a month to month basis.

     The Company leases a pick-up truck from the Company's Stockholder for $684 per month under an operating lease. The lease began July 1, 1998 and expired March 31, 2001. The lease has remained in effect on a month to month basis.

     The Company leases a twenty-unit trailer from the Company's Stockholder for $756 per year under an operating lease. The lease began June 1, 1998 and expired January 31, 2001. The lease has remained in effect on a month to month basis.

                               CRESCENT MOON, INC.
                      (FORMERLY CHEROKEE INVESTMENTS, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                FOR THE THREE MONTHS ENDED MAY 31, 2002 AND 2001
                                   (Continued)

NOTE 4 - LONG TERM DEBT

     Long-term liabilities of the Company at May 31, 2002 and February 28, 2002 consists of the following:

                                                                          May 31,         February 28,
                                                                            2002              2002
                                                                      ----------------  -----------------
$50,000 revolving line of credit payable to M&T
Bank, due on demand with interest of 1.5% over prime
(6.25% at February 28, 2002), unsecured                               $          1,798  $          41,000

Lease Payable to Liberty Financial Group, due June
18, 2004, payable $681.40 per month with interest at
13.8%, secured by equipment                                                     16,989             19,033


Note Payable to M&T Bank, due July 19, 2001, payable $502.60 per month with interest at 1% over prime, secured by personal guarantee by the
Company's Stockholder and UCC                                                    2,013              2,013

Note Payable to M&T Bank, due August 6, 2001, payable $416.49 per month with interest at 10.25%,
unsecured                                                                            -                  -

Note Payable to M&T Bank, due August 1, 2003, payable $812.36 per month with interest at 7.5%,
secured by automotive equipment                                                 11,001             13,438

Note payable to M&T Bank, due December 24, 2005, payable $531.31 per month, with interest at 1.5% over prime (6.25% at February 28, 2002), secured by
personal guarantee by the Company's Stockholder                                 17,030             18,624
                                                                      ----------------  -----------------
                                                                                48,831             94,108
Less Current Portion                                                             4,436             57,124
                                                                      ----------------  -----------------

          Total Long-Term Liability                                   $         44,395  $          36,984
                                                                      ================  =================

                               CRESCENT MOON, INC.
                      (FORMERLY CHEROKEE INVESTMENTS, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                FOR THE THREE MONTHS ENDED MAY 31, 2002 AND 2001
                                   (Continued)

NOTE 4 - LONG TERM DEBT (continued)

         Principal payments due on long-term debt for each of the five years subsequent to February 28, 2002 and thereafter are as follows:

       Year ending:                Amount
---------------------------  ------------------
           2002              $           23,784
           2003                          16,125
           2004                          14,753
           2005                               -
           2006                               -
        Thereafter                            -
                             ------------------
           Total             $           54,662
                             ==================

NOTE 5 - INCOME TAXES

     As of May 31, 2002, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $82,000 that may be offset against future taxable income through 2022.

NOTE 6 - MERGER/ACQUISITION

     On May 6, 2002, the Company entered into the acquisition agreement whereby in exchange for 1,200,000 shares of common stock, the Company acquired Rochester Portable Specialties, Inc., a New York corporation as a wholly owned subsidiary. The acquisition of Rochester Portable Specialties closed on June 3, 2002. The Company is in the process of changing its name to Crescent Moon, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         On May 6, 2002, Cherokee Investments, Inc. ("Cherokee") and Rochester Portable Specialties, Inc. (DBA Crescent Moon) ("Rochester") executed an Acquisition Agreement that provides for the Merger of Rochester with and into Cherokee in a reverse merger. See "The Merger". The following unaudited pro forma condensed combined financial statements are based on the May 31, 2002 and the February 28, 2002 historical financial statements of Rochester and the September 30, 2001 historical financial statements of Cherokee contained elsewhere herein, giving effect to the transaction under the purchase method of accounting, with Rochester treated as the acquiring entity for financial reporting purposes.

         The unaudited pro forma condensed combined balance sheet presenting the financial position of the Surviving Corporation assumes the purchase occurred as of May 31, 2002. The unaudited pro forma condensed combined statement of operations for the year ended February 28, 2002 presents the results of operations of the Surviving Corporation, assuming the merger was completed on March 1, 2001. The unaudited pro forma condensed combined statement of operations for the three months ended May 31, 2002 presents the results of operations of the Surviving Corporation, assuming the merger was completed on March 1, 2002.

         The unaudited pro forma condensed combined financial statements have been prepared by management of Cherokee and Rochester based on the financial statements included elsewhere herein. The pro forma adjustments include certain assumptions and preliminary estimates as discussed in the accompanying notes and are subject to change. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. These pro forma financial statements should be read in conjunction with the accompanying notes and the historical financial information of Cherokee and Rochester (including the notes thereto) included in this Form. See "FINANCIAL STATEMENTS."

                                    UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                                   MAY 31, 2002

                                                                 Rochester
                                                   Cherokee       Portable                       Pro Forma
                                                 Investments,    Specialties,   Pro Forma        Combined
                                                      Inc.           Inc.       Adjustments      Balance
                                                  -----------    -----------    -----------    -----------
ASSETS
Current Assets                                    $      --      $     9,367    $      --      $     9,367
Fixed Assets (net)                                       --           96,160           --           96,160
                                                  -----------    -----------    -----------    -----------

     Total Assets                                 $      --      $   105,527    $      --      $   105,527
                                                  ===========    ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable & Accrued Expenses               $     5,300    $     9,252    $      --      $    14,552
Liabilities                                              --          168,356           --          168,356
                                                  -----------    -----------    -----------    -----------

     Total Liabilities                                  5,300        177,608           --          182,908
                                                  -----------    -----------    -----------    -----------

Stockholders' Equity:
  Preferred Stock                                        --             --             --             --
  Common Stock                                          1,000         10,100         (9,650) A       1,450
  Additional Paid in Capital                            5,035           --           (1,685) A       3,350
  Retained Earnings (Deficit)                          (1,075)       (82,181)         1,075  A     (82,181)
  Deficit Accumulated During the
     Development Stage                                (10,260)          --           10,260  A        --
                                                  -----------    -----------    -----------    -----------
     Total Stockholders' Equity (Deficit)              (5,300)       (72,081)          --          (77,381)
                                                  -----------    -----------    -----------    -----------

     Total Liabilities and Stockholders' Equity   $      --      $   105,527    $      --      $   105,527
                                                  ===========    ===========    ===========    ===========


              See accompanying notes to unaudited pro forma condensed combined financial statements.

                                   UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                                      FOR THE THREE MONTHS ENDED MAY 31, 2002


                                                                  Rochester
                                                   Cherokee        Portable                    Pro Forma
                                                  Investments,   Specialties,   Pro Forma       Combined
                                                      Inc.           Inc.       Adjustments      Balance
                                                  -----------    -----------    -----------    -----------

Revenues                                          $      --      $    36,670    $      --     $    36,670

Expenses:
   Sales & Marketing                                     --            1,198           --           1,198
   General & Administrative                             3,980         47,787           --          51,767
                                                  -----------    -----------    -----------   -----------
          Total Operating Expenses                      3,980         48,985           --          52,965
                                                  -----------    -----------    -----------   -----------

Net Operating Income (Loss)                            (3,980)       (12,315)          --         (16,295)

Other Income (Expense)                                   --          (48,180)          --         (48,180)
Taxes                                                    --             (278)          --            (278)
                                                  -----------    -----------    -----------   -----------

Net Income (Loss)                                 $    (3,980)   $   (60,773)   $      --         (64,753)
                                                  ===========    ===========    ===========   ===========

Loss per share                                    $      --      $ (2,430.92)   $      --     $      --
                                                  ===========    ===========    ===========   ===========

Weighted average shares outstanding                 1,000,000             25                    1,450,000




              See accompanying notes to unaudited pro forma condensed combined financial statements.

                                   UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                                       FOR THE YEAR ENDED FEBRUARY 28, 2002


                                                                  Rochester
                                                   Cherokee        Portable                    Pro Forma
                                                  Investments,   Specialties,   Pro Forma       Combined
                                                      Inc.           Inc.       Adjustments      Balance
                                                  -----------    -----------    -----------    -----------

Revenues                                          $      --      $   285,304    $      --     $   285,304

Expenses:
   Sales & Marketing                                     --            6,786           --           6,786
   General & Administrative                             5,566        274,993           --         280,559
                                                  -----------    -----------   -----------    -----------
          Total Operating Expenses                      5,566        281,779           --         287,345
                                                  -----------    -----------   -----------    -----------

Net Operating Income (Loss)                            (5,566)         3,525           --          (2,041)

Other Income (Expense)                                   --           (1,270)          --          (1,270)
Franchise Taxes                                          --             (100)          --            (100)
                                                  -----------    -----------   -----------    -----------

Net Income (Loss)                                 $    (5,566)   $     2,155   $      --      $    (3,411)
                                                  ===========    ===========   ===========    ===========

Income per share                                  $      --      $     86.20   $      --      $      --
                                                  ===========    ===========   ===========    ===========

Weighted average shares outstanding                 1,000,000             25                    1,450,000




              See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS

(1)      General

In the merger involving Cherokee and Rochester, Rochester will be merged with and into Cherokee and become a wholly owned subsidiary of Cherokee, with the shareholder of Rochester receiving 1,200,000 shares of Cherokee in exchange for 100% of the issued and outstanding shares of Rochester. Simultaneously with the merger 750,000 shares of Cherokee owned by Dan Hodges will be cancelled. The net effect will be that the shareholder of Rochester will own approximately 80% of Cherokee upon completion of the merger. The pro forma adjustments discussed below are subject to change based on final appraisals and determination of the fair market value of the assets and liabilities of Cherokee.

(2)      Fiscal Year Ends

         The unaudited pro forma condensed combined statements of operations for the three months ended May 31, 2002, include Cherokee's and Rochester's operations on a common fiscal quarter. The financial statements of Cherokee have been conformed to the fiscal quarter ended May 31, 2002 by including the operating results of Cherokee for the period March 1, 2002 to May 31, 2002.

         The unaudited pro forma condensed combined statements of operations for the year ended February 28, 2002, include Cherokee's and Rochester's operations on a common fiscal year. The financial statements of Cherokee have been conformed to the fiscal year ended February 28, 2002 by including the operating results of Cherokee for the period March 1, 2001 to September 30, 2001 and including such results for the five months ended February 28, 2002.

(3)      Pro Forma Adjustments

         The adjustments to the accompanying unaudited pro forma condensed combined balance sheet as of May 31, 2002 are described below:

         (A) Record merger with Rochester by issuing 1,200,000 shares of Common Stock, par value $.001, in exchange for 100% of the issued and outstanding shares of Rochester, and to reflect the cancellation of 750,000 shares of Common Stock, par value $.001 to existing shareholders of Cherokee.

         The adjustments to the accompanying unaudited pro forma condensed combined statements of operations are described below:

         There are no anticipated adjustments to the statements of operations as a result of the merger.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

The Wyoming Business Corporation Act permits the inclusion in the articles of incorporation, provisions limiting or eliminating the personal monetary liability of directors to a corporation or its shareholders by reason of their conduct as directors. The Wyoming Business Corporation Law limits or eliminates the liability of a director of a corporation for monetary damages for any action taken or not taken as a director in all instances except (i) instances where a director receives financial benefits to which he is not entitled; (ii) any intentional infliction of harm on the corporation or its shareholders; (iii) the making of unlawful distributions; and (iv) intentional violations of criminal law.

The bylaws of the Company allow for the elimination of personal monetary liability on the part of a director to the fullest extent permitted by Wyoming law. A shareholder is able to prosecute an action against a director for monetary damages for any action taken, or any failure to take any action, as a director, for the amount of financial benefit received by a director for which he is not entitled, an intentional infliction of harm on the corporation or shareholders, a violation of Section 17-16-833 of the Wyoming Business Corporation Law or an intentional violation of criminal law.

ARTICLE XI of the Bylaws of the Registrant provide as follows:

         Section 43. Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

         (a.) Directors Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Wyoming General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Wyoming General Corporation Law or (iv) such indemnification is required to be made under subsection (d).

         (b.) Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the Wyoming General Corporation Law.

         (c.) Expense. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

         Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

         (d.) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under the Wyoming General Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Wyoming General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

         (e.) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Wyoming General Corporation Law.

         (f.) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (g.) Insurance. To the fullest extent permitted by the Wyoming General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

         (h.) Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

         (i.) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

         (j.) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

         (i.) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

         (ii.) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

         (iii.) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (iv.) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         (v.) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.


         Section 17-16-202 of the Wyoming Business Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for any action taken, or any failure to take any action, as a director, except for the amount of financial benefit received by a director for which he is not entitled, an intentional infliction of harm on the corporation or shareholders, a violation of 17-16-833 or an intentional violation of criminal law.

         Section 17-16-850, et seq. of the Wyoming Business Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated costs and expenses of Rochester Portable Specialties in connection with the offering described in the Registration Statement.


     Securities and Exchange Commission Registration Fee                 $   100
     Legal Fees and Expenses                                              10,000
     Accounting Fees and Expenses                                         20,000
     Other Expenses                                                        2,500
                                                                         -------
     Total Expenses                                                      $32,600

Item 26.  Recent Sales of Unregistered Securities.

         On June 3, 2002, pursuant to the closing of the acquisition agreement and in consideration for the acquisitions of Rochester Portable Specialties doing business as Crescent Moon, Cherokee Investments now named Crescent Moon, Inc., issued a total of 1,200,000 shares to Robert P. Denome in reliance on
Section  4(2)  of  the  Securities  Act  as no  public  offering  was  involved.
Additionally, on June 3, 2002, Cherokee Investments received and cancelled 750,000 shares of common stock from Daniel Hodges as required by the acquisition agreement.

Item 27.  Exhibits

        Exhibit
        Number                                          Description                                          Reference
     --------------    -------------------------------------------------------------------------------     --------------

          2.1          Acquisition  Agreement between Registrant and Rochester Portable  Specialties,           (1)
                       Inc.
          3.1          Amended  and  Restated   Articles  of  Incorporation   of  Registrant,   dated           (2)
                       December 27, 2001
          3.2          Amended and Restated By-laws of Registrant                                               (2)

          3.3          Certificate of Name Change                                                                *
          4.1          Form of Common Stock Certificate                                                          *
          5.1          Opinion of Kevin M.  Sherlock,  Esq. as to the  legality of  securities  being            *
                       registered (includes consent)
         23.1          Consent of Auditors Robison Hill & Co.                                                    *

----------

*        Filed herewith

(1)      Filed with Information Statement on Schedule 14C, dated May 14, 2002.

(2)      Filed with Form 10SB 12(g), dated January 5, 2000.

Item 28.  Undertakings

(a)      Rule 415 Offering.  The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) For determining any liability under the Securities Act of 1933 (the "Securities Act"), to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      Imdemnification:

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bloomfield, New York, on September 18, 2002.



                                                   CRESCENT MOON, INC., a
                                                   Wyoming corporation



                                                   /s/ Robert P. Denome
                                                   -----------------------------
                                                   Robert P. Denome, Chairman of
                                                   the Board, President, and
                                                   Chief Financial Officer
                                                  (Chief Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         Signature and Title                                        Date


/s/ Robert P. Denome                                          September 18, 2002
----------------------------------------
Robert P. Denome, Chairman of the Board,
President,  Principal Financial Officer
and Sole Director